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                                                                     Exhibit 3.8

                                MERISANT COMPANY
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

          Merisant Company (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          1. That a meeting of the Board of Directors of Merisant Company setting forth the proposed amendment to the Certificate of Corporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Second Article thereof so that, as amended said Article shall be and read as follows:

          "SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company."

          2. That pursuant to a Stockholder's Action by Written Consent signed by the sole stockholder and upon written waiver of notice, in accordance with Sections 222 and 229 of the General Corporation Law of the State of Delaware the aforementioned amendment was authorized, adopted and approved.

          3. That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said Merisant Company, has caused this certificate to be signed by Luther C. Kissam, IV, this 5th day of June 2001.

                                        MERISANT COMPANY


                                        By:   /s/ Luther C. Kissam, IV
                                           --------------------------------
                                              Luther C. Kissam, IV
                                              Vice President and Secretary

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 06/05/2001
                                                             010270136 - 3143413